Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of August 12, 2008 (“Effective Date”) by and between AdEx Media, Inc., a Delaware corporation, with a principal place of business at 883 North Shoreline Blvd. #A200, Mountain View, Delaware 94043 (“Maker”) and Digital Equity Partners, LLC (the “Holder”).

RECITALS

WHEREAS, Maker and the Members (the “Selling Members”) of Digital Instructor, LLC, a Colorado limited liability company with a principal place of business at 6899 Winchester Circle # 103, Boulder, CO 80301 (the “Company”) are parties to that certain Membership Interest Purchase Agreement dated August 12, 2008 (“Purchase Agreement”) whereby Maker is purchasing all issued and outstanding membership interests (the “Membership Interest”) from the Selling Members in consideration for the payment to the Selling Members of their pro rata portion of the Purchase Price (as defined in the Purchase Agreement);

WHEREAS, Maker, in connection with the Purchase Agreement, is issuing to the Holder a Senior Secured Promissory Note (the “Note”) evidencing the Maker’s obligation to pay the Holder, as partial consideration, $500,000 on the terms and conditions set forth in the Note; and

WHEREAS, the parties have agreed that the Maker’s obligations under such Note will be secured by the Maker’s grant to the Holder of a senior security interest in and to certain Collateral (as defined below), pursuant to the terms and conditions of this Security Agreement;

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    SECURITY.

1.1     Grant of Security Interest.  As security for the prompt and punctual payment and performance of all Indebtedness (as defined below) of the Maker to the Holder when and as due under the Note, the Maker hereby grants to the Holder a senior security interest in the Collateral (as defined below).  For purposes of this Security Agreement, “Indebtedness” means all obligations and liabilities of the Maker to the Holder under (i) the Note issued to the Holder, and (ii) this Security Agreement.

1.2     Collateral Defined.  As used in this Security Agreement, the term “Collateral” means the Membership Interest and all proceeds thereof.

1.3     First Priority Security Interest.  It is the intention of the parties to create in Holder a first priority security interest in the Collateral, and Maker shall take all necessary actions to cause the security interest created hereby to have such priority.  So long as any Indebtedness to the Holder has not been fully satisfied, the Maker will promptly execute and deliver to the Holder such assignments, notices, financing statements or other documents and papers as the Holder may reasonably require in order to perfect and maintain the security interest in the Collateral granted to the Holder hereby and to give any third party notice of the Holder’s interest in the Collateral. Upon the full and final discharge of all of the Indebtedness, the Holder will execute and deliver such documents, notices, termination statements or other documents and papers as may be reasonably necessary and requested by the Maker to release the Collateral from the security interest granted to the Holder in this Security Agreement.

2.    RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

2.1     General Remedies.  In the event of an occurrence of an Event of Default (as that term is defined in the Note), in addition to exercising any other rights or remedies the Holder may have under the Note, at law or in equity, or pursuant to the provisions of the Delaware Uniform Commercial Code, the Holder may, at its option, and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds; (ii) take possession of the Collateral wherever it may be found, using all reasonable means to do so, or require the Maker to assemble the Collateral and make it available to the Holder at a place designated by the Holder that is reasonably convenient to the Maker; (iii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iv) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale; (v) institute a suit or other action against the Maker for recovery on the Note or to obtain possession or effect a sale of the Collateral; (vi) exercise any rights and remedies of a secured party under the Delaware Uniform Commercial Code; and/or (vii) offset, against any payment due from the Maker to the Holder, the whole or any part of any Indebtedness of the Holder to the Maker.

2.2     Limited Power of Attorney.  After an Event of Default resulting in the enforcement of the rights hereunder, the Maker does hereby make, constitute and appoint the Holder or any agent of the Holder as the Maker's true and lawful attorney-in-fact, with power to (a) sign any assignments of the leases or subleases included in the Collateral reasonably necessary to return such leases or subleases to Holder, and (b) endorse the name of the Maker or any of the Maker's mangers, officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Holder’s (including any agent of Holder) possession in full or part payment of any Indebtedness.  The Maker hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest, and is irrevocable.

2.3     No Election of Remedies.  The election by the Holder of any right or remedy will not prevent the Holder from exercising any other right or remedy against the Maker.

2.4     Proceeds.  If an Event of Default (as defined in the Note) occurs, all proceeds and payments with respect to the Collateral will be retained by the Holder (or if received by the Maker will be held in trust and will be forthwith delivered by the Maker to the Holder in the original form received, endorsed in blank) and held by the Holder as part of the Collateral or applied by the Holder to the payment of the Indebtedness.

2.5     Sales of Collateral.  Any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by or for the Holder as provided in the Delaware Uniform Commercial Code or under other applicable law.  The Maker agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Holder may reasonably require in connection with any such sale or disposition.  The Holder will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Maker, which right or equity is hereby waived or released.  If any notice of a proposed sale, lease, license or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale, lease, license or other disposition.  The Holder agrees to give the Maker ten (10) days’ prior written notice of any sale, lease, license or other disposition of Collateral (or any part thereof) by the Holder.

2.6     Application of Proceeds.  The proceeds of all sales and collections in respect of the Collateral, the application of which is not otherwise specifically herein provided for, will be applied as follows:  (i) first, to the payment of the costs and expenses of such sale or sales; (ii) second, any surplus then remaining will be applied to the payment of unpaid principal under the Note; and (iii) third, any surplus then remaining will be paid to the Maker.

2.7     Warranties and Representations.  Maker warrants and represents that as of the Closing Date, Maker has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens.

2.8     Covenants.  Until the Indebtedness are fully paid, performed and satisfied and this Agreement is terminated, Maker covenants that it shall:

2.8.1 Defend in good faith the Collateral against the claims and demands of all persons;

2.8.2 Advise Holder in writing, at least thirty (30) days prior thereto, of any change in Maker’s principal place of business, registered office or other places of business, or the opening of any new places of business, or any change in Maker’s name or the adoption by Maker of trade names, assumed names or fictitious names;

2.8.3 Notify Holder in writing immediately upon the creation of any Accounts (as defined by the UCC) with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof, or any foreign government or instrumentality thereof or any business which is located in a foreign country;

2.8.4 Mark its books and records of Accounts to indicate the security interest granted to Holder under this Agreement;

2.8.5 Immediately notify Holder in writing of any information, which Maker has or may receive with respect to the Collateral, which might in any manner materially adversely affect the value thereof, or the rights of Holder with respect thereto;

2.8.6 Not encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

3.    GENERAL PROVISIONS.

3.1     No Third Party Beneficiaries; Construction.  Nothing in this Security Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Security Agreement, except as expressly provided in this Security Agreement.  This Security Agreement and its exhibits are the result of negotiations between the parties and have been reviewed by each party hereto; accordingly, this Security Agreement will be deemed to be the product of the parties hereto, and no ambiguity will be construed in favor of or against any party.

3.2     Rights and Remedies Cumulative.  The rights and remedies of the Holder herein provided will be cumulative and not exclusive of any other rights or remedies provided by law, in equity, by contract or otherwise.

3.3     Attorneys’ Fees.  If any party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Security Agreement, then the prevailing party in said action will be entitled to recover its reasonable attorney’s fees and court costs incurred therein.

3.4     Successors and Assigns.  The terms and conditions of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Any transferee of the Note shall automatically and without any further action become a secured party for all purposes hereunder, subject to the terms and conditions of the Note.

3.5     Governing Law.  This Security Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without reference to principles of conflict of law.

3.6     Counterparts; Facsimiles.  This Security Agreement may be executed and delivered by facsimile signature and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.7     Headings.  The headings and captions used in this Security Agreement are used only for convenience and are not to be considered in construing or interpreting this Security Agreement.  All references in this Security Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

3.8     Severability.  If one or more provisions of this Security Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Security Agreement and the balance of the Security Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9     Further Assurances.  From and after the date of this Security Agreement, upon the request of the Holder or the Maker, the Maker and the Holder shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Security Agreement.

3.10     Amendment and Waivers.  This Security Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Security Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Security Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Security Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

3.11     Entire Agreement.  This Security Agreement, the documents referred to herein, and any other agreements executed as of the date hereof together constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

3.12     Notice. Any notice required or permitted by this Security Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. Mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at the address or facsimile number set forth on the signature page below, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other party, and if to Holder, with a copy to Giovanni Ruscitti, Esq., Berg Hill Greenleaf & Ruscitti LLP, 1712 Pearl Street, Boulder CO 80302, facsimile to (303) 402-1601, and if to the Maker, at the Maker’s principal executive office, with a copy to Eric K. Ferraro, Esq., Bullivant Houser Bailey PC, 601 Delaware Street, Suite 1800, San Francisco, CA 94108, facsimile to (415) 352-2701.

IN WITNESS WHEREOF, the parties have caused this SECURITY AGREEMENT to be executed and delivered as of the date first above written.

AdEx Media, Inc.	Digital Equity Partners LLC
By:	By:
Name:	Name:
Title:	Title: